UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2013
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On October 23, 2013, 8x8, Inc., or the Company, issued a press release announcing its financial results for the six months ended September 30, 2013. A copy of this press release is furnished as Exhibit 99.1 to this report. The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), management also presents information regarding the Company's performance over comparable periods based on net income and net income per share, exclusive of non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, facility exit costs, gain on patent sale, gain on disposal of discontinued operations and management transition. Because management discloses financial measures calculated without taking into account these items, these financial measures are characterized as "non-GAAP financial measures" under Securities and Exchange Commission rules.

The gain on patent sale in the first quarter of fiscal 2013 was a $12.0 million gain that management believes is not reflective of its ongoing operations.

Non-cash tax adjustments represented the difference between the amount of taxes the Company expect to pay and the GAAP tax provision each period. Management excludes non-cash tax adjustments because they are non-cash transactions.

Stock-based compensation charges represent non-cash charges related to equity awards granted by the Company. Although these are recurring charges to the Company's operations, management has excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of the Company's common stock, that are difficult to predict and are affected by market factors that are largely not within the control the Company. Thus, management believes that excluding these charges facilitates comparisons of the Company's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of acquired intangible assets results from the Company's acquisitions of Contactual, Inc. and Zerigo, Inc. in fiscal 2012. Amortization of acquired intangible assets was excluded because it was a non-cash expense that the Company does not consider part of ongoing operations when assessing the Company's financial performance.

Acquisition-related expenses, expenses to exit facilities, gain on disposal of discontinued operations and management transition are difficult to predict and often one-time. Management believes these expenses are not reflective of the Company's ongoing operations in terms of evaluating comparable period-to-period performance.

Management and the Company's board of directors will continue to analyze these non-GAAP financial measures to assess the business and compare operating results to the Company's performance objectives. For example, the Company's budgeting and planning process utilizes these non-GAAP financial measures, along with other types of financial information.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess the Company's performance and to identify the Company's operating results for investors on the same basis applied by management. The non- GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release furnished as Exhibit 99.1.

Moreover, although these non-GAAP financial measures adjust expense, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included, as appropriate, in results of operations. Management believes these expenses are a material part of the Company's operating results.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, Kim Niederman resigned as President of the Company, effective October 18, 2013.

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Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2013, the Company's board of directors approved amendments to the Company's Bylaws to eliminate the office of President of the Company and clarify that the Chief Executive Officer is the sole chief executive officer of the Company. A copy of the Amended and Restated Bylaws of 8x8 is filed as Exhibit 3.2 to this report and incorporated by reference in partial response to this item.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

3.2    Amended and Restated Bylaws of 8x8, Inc.

99.1    Press Release dated October 23, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2013

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

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INDEX TO EXHIBITS

Exhibit	Description
3.2 *	Amended and Restated Bylaws of 8x8, Inc.
99.1 *	Press release dated October 23, 2013

*    Also provided in PDF format as a courtesy.